List Of Subsidiaries The following is a list of subsidiaries of AbbVie Inc. as of December 31, 2022. AbbVie is not a subsidiary of any other corporation. Domestic Subsidiaries Incorporation AbbVie Aviation LLC Illinois AbbVie Biopharmaceuticals LLC Delaware AbbVie Bioresearch Center Inc. Delaware AbbVie Biotech Ventures Inc. Delaware AbbVie Biotherapeutics Inc. Delaware AbbVie Domestic Holdings Inc. Delaware AbbVie Endocrine Inc. Delaware AbbVie Endocrinology Inc. (d/b/a Pharmacy Solutions) Delaware AbbVie Finance Corporation Delaware AbbVie Finance LLC Delaware AbbVie Global Inc. Delaware AbbVie Global Holdings Inc. Delaware Exhibit 21

AbbVie Holdco Inc. Delaware AbbVie Holdings Inc. Delaware AbbVie International Inc. Delaware AbbVie Investments Inc. Delaware AbbVie Pharma Inc. Delaware AbbVie Pharmaceuticals LLC Delaware AbbVie Products LLC Georgia AbbVie Purchasing LLC Delaware AbbVie Resources Inc. Delaware AbbVie Resources International Inc. Delaware AbbVie Respiratory LLC Delaware AbbVie Sales Inc. Delaware AbbVie Services Inc. Delaware AbbVie Stemcentrx LLC Delaware AbbVie Subsidiary LLC Delaware

AbbVie US Holdings LLC Delaware AbbVie US LLC Delaware AbbVie Ventures LLC Delaware Aeropharm Technology, LLC Delaware AGN International Inc. Delaware AGN Kythera, LP Delaware AGN Labs LLC Delaware AGN Sundry, LLC Delaware Allergan Akarna LLC Delaware Allergan Finance, LLC Nevada ALLERGAN FINCO 2 INC. Delaware ALLERGAN FINCO INC. Delaware Allergan GI Corp Delaware Allergan Holdco US, Inc. Delaware Allergan Holdings B1, Inc. Delaware

Allergan Holdings, Inc. Delaware Allergan, Inc. Delaware Allergan Laboratories, LLC Delaware Allergan Lending 2 LLC Delaware Allergan Lending LLC Delaware Allergan Pharma Inc. Delaware Allergan Property Holdings, LLC Delaware Allergan Puerto Rico Holdings, Inc. Delaware Allergan Sales Puerto Rico, Inc. California Allergan Sales, LLC (d/b/a Allergan; d/b/a Bioscience Laboratories) Delaware Allergan Therapeutics LLC Delaware Allergan USA, Inc. (d/b/a Pacificom / Pacific Communications) Delaware Allergan W.C. Holding Inc. Delaware Anterios, Inc. Delaware Aptalis Pharma US, Inc. Delaware

AqueSys, Inc. Delaware BioDisplay Technologies, Inc. Illinois Bonti, Inc. Delaware Cearna Aesthetics, Inc. Delaware Chase Pharmaceuticals Corporation Delaware Del Mar Indemnity Company LLC Hawaii Durata Holdings, Inc. Delaware Durata Therapeutics, Inc. Delaware Durata Therapeutics U.S. Limited Delaware Eden Biodesign, LLC Delaware Envy Medical, Inc. Delaware Exemplar Pharma, LLC Delaware ForSight Vision5, Inc. Delaware Fremont Holding L.L.C. Delaware Furiex Pharmaceuticals LLC Delaware

IEP Pharmaceutical Devices, LLC Delaware Keller Medical, Inc. Delaware Knoll Pharmaceutical Company New Jersey KOS Pharmaceuticals, Inc. Delaware Life Properties Inc. Delaware LifeCell Corporation Delaware MAP Pharmaceuticals, LLC Delaware Mavupharma, Inc. Delaware MPEX Pharmaceuticals, Inc. Delaware Naurex Inc. Delaware Oculeve, Inc. Delaware Organics L.L.C. Delaware Pacific Pharma, Inc. Delaware Pharmacyclics LLC Delaware Pharmax Holding Limited Delaware

Pioneer Subsidiary LLC Delaware Repros Therapeutics Inc. Delaware Rowell Laboratories, Inc. Minnesota RP Merger Sub, Inc. Delaware Sapphire Merger Sub, Inc. Delaware Silicone Engineering, Inc. California Soliton, Inc. Delaware Suffolk Merger Sub, Inc. Delaware TeneoOne, Inc. Delaware Tobira Therapeutics, Inc. Delaware Topokine Therapeutics, Inc. Delaware Transderm, Inc. Delaware Unimed Pharmaceuticals, LLC Delaware Venice Subsidiary LLC Delaware Vicuron Pharmaceuticals LLC Delaware Vitae Pharmaceuticals, LLC Delaware

Warner Chilcott Leasing Equipment Inc. Delaware Warner Chilcott Sales (US), LLC Delaware Zeltiq Aesthetics, Inc. Delaware Zeltiq International, LLC Delaware Foreign Subsidiaries Incorporation AbbVie S.A. Argentina Allergan Productos Farmaceuticos S.A. Argentina Allergan Australia Pty Limited Australia Elastagen Pty Ltd Australia Kythera Biopharmaceuticals Australia Pty Ltd Australia AbbVie Pty Ltd Australia AbbVie GmbH Austria AbbVie Bahamas Ltd. Bahamas

AbbVie SA Belgium Odyssea Pharma SPRL Belgium Syndesi Therapeutics SA Belgium AbbVie Ltd Bermuda AbbVie Biotechnology Ltd Bermuda AbbVie Finance Limited Bermuda AbbVie Global Enterprises Ltd. Bermuda Allergan Development Ventures I, LP Bermuda Allergan Holdings B Ltd. Bermuda Allergan Holdings B2, Ltd. Bermuda Kythera Holdings Ltd Bermuda Warner Chilcott Holdings Company II, Limited Bermuda Warner Chilcott Holdings Company III, Limited Bermuda Warner Chilcott Limited Bermuda AbbVie d.o.o. Bosnia

AbbVie Farmacêutica Ltda. Brazil Allergan Productos Farmaceuticos Ltda. Brazil AbbVie EOOD Bulgaria AbbVie Corporation Canada Aptalis Pharma Canada ULC Canada (Alberta) Allergan Holdings C, Ltd. Cayman Islands Allergan Overseas Holding Cayman Islands Pharmacyclics Cayman Ltd. Cayman Islands Stemcentrx Cayman Ltd. Cayman Islands AbbVie Productos Farmacéuticos Limitada Chile Allergan Laboratorios Limitada Chile AbbVie Pharmaceutical Trading (Shanghai) Co., Ltd. China Allergan (Chengdu) Medical Aesthetics Clinic Co., Ltd. China Allergan Information Consulting (Shanghai) Co., Ltd. China

Allergan Medical Device (Shanghai) Co., Ltd. China Shanghai Allergan Medical Aesthetics Clinic Co., Ltd. China AbbVie S.A.S. Colombia Allergan de Colombia S.A. Colombia Allergan Costa Rica S.R.L. Costa Rica AbbVie d.o.o. Croatia AbbVie Limited Cyprus AbbVie s.r.o. Czech Republic AbbVie A/S Denmark AbbVie, S.R.L. Dominican Republic AbbVie L.L.C. Egypt AbbVie OÜ Estonia AbbVie Oy Finland Allergan Finland Oy (In Voluntary Liquidation) Finland AbbVie SAS France

Allergan Holdings France SAS France Allergan Industrie SAS France Eurand France S.A.S. France Forest Holdings France S.A.S. France AbbVie Biotechnology GmbH Germany AbbVie Deutschland GmbH & Co. KG Germany AbbVie Komplementär GmbH Germany AbbVie Pharmaceuticals GmbH Germany AbbVie Real Estate Management GmbH Germany AbbVie (Gibraltar) Holdings Limited Gibraltar AbbVie (Gibraltar) Limited Gibraltar AbbVie Pharmaceuticals Societe Anonyme Greece AbbVie, Socieded Anonima Guatemala AbbVie Limited Hong Kong Allergan Hong Kong Limited Hong Kong

AbbVie Gyogyszerkereskedelmi Korlatolt Felelossegu Tarsasag Hungary Allergan Hungary Kft. Hungary Allergan Healthcare India Private Limited India Allergan India Private Limited* India AbbVie International Holdings Unlimited Company Ireland AbbVie Ireland Holdings Unlimited Company Ireland AbbVie Ireland Unlimited Company Ireland AbbVie Limited Ireland AbbVie Manufacturing Management Unlimited Company Ireland Allergan Equities Unlimited Company Ireland Allergan Holdings Unlimited Company Ireland Allergan Ireland Holdings Unlimited Company Ireland Allergan Ireland Unlimited Company Ireland Allergan Unlimited Company Ireland

Allergan Pharma Limited Ireland Allergan Pharmaceuticals International Limited Ireland Allergan Pharmaceuticals Ireland Unlimited Company Ireland Allergan Services International, Unlimited Company Ireland Allergan WC Ireland Unlimited Company Ireland Forest Laboratories Ireland Limited Ireland Fournier Laboratories Ireland Limited Ireland Pharmacyclics (Europe) Limited Ireland Warner Chilcott Intermediate (Ireland) Unlimited Company Ireland Zeltiq Ireland International Holdings Unlimited Company Ireland Zeltiq Ireland Unlimited Company Ireland AbbVie Biopharmaceuticals Ltd. Israel Allergan Israel Ltd. Israel Marbelle Threads Ltd. Israel AbbVie S.r.l. Italy

Aptalis Pharma S.r.l. Italy AbbVie GK Japan Allergan International YK Japan Allergan Japan KK Japan Allergan K.K. Japan Allergan NK Japan AbbVie Ltd Korea, South Allergan Korea Ltd. Korea, South AbbVie SIA Latvia AbbVie UAB Lithuania Allergan Baltics, UAB Lithuania AbbVie Biotherapeutics S.àr.l. Luxembourg AbbVie Holdings S.à r.l. Luxembourg AbbVie Global S.à r.l. Luxembourg Allergan AHI S.à r.l. Luxembourg

Allergan Capital 2 S.à r.l. Luxembourg Allergan Capital S.à r.l. Luxembourg Allergan Europe S.à r.l. Luxembourg Allergan Finance S.à r.l. Luxembourg Allergan Funding SCS Luxembourg Allergan Global S.à r.l. Luxembourg Allergan Holdings S.à r.l. Luxembourg Allergan International Holding S.à r.l. Luxembourg Allergan Luxembourg International S.à r.l. Luxembourg Allergan WC 1 S.à r.l. Luxembourg Allergan WC 2 S.à r.l. Luxembourg AbbVie Sdn. Bhd. Malaysia Allergan Malaysia Sdn Bhd Malaysia Allergan Malta Holding Limited Malta Allergan Malta II Limited Malta

Allergan Malta Limited Malta AbbVie Farmacéuticos, S.A. de C.V. Mexico Allergan Servicios Profesionales, S. de R.L. de C.V. Mexico Allergan, S.A. de C.V. Mexico AbbVie B.V. Netherlands AbbVie Central Finance B.V. Netherlands AbbVie Enterprises B.V. Netherlands AbbVie Finance B.V. Netherlands AbbVie Ireland NL B.V. Netherlands AbbVie Japan Holdings B.V. Netherlands AbbVie Logistics B.V. Netherlands AbbVie Nederland Holdings B.V. Netherlands AbbVie Pharmaceuticals B.V. Netherlands AbbVie Research B.V. Netherlands AbbVie Venezuela B.V. Netherlands AbbVie Venezuela Holdings B.V. Netherlands

Aptalis Holding B.V. Netherlands Aptalis Netherlands B.V. Netherlands Forest Finance B.V. Netherlands Warner Chilcott Nederland B.V. Netherlands AbbVie Limited New Zealand Allergan New Zealand Limited New Zealand AbbVie AS Norway AbbVie, S. de R.L. Panama Allergan Healthcare Philippines, Inc. Philippines AbbVie Sp. z o.o. Poland AbbVie, L.da Portugal AbbVie Corp Puerto Rico Knoll LLC Puerto Rico AbbVie S.R.L. Romania AbbVie Trading S.R.L. Romania

AbbVie Limited Liability Company Russia Allergan C.I.S. S.a.r.l. Russia Allergan Saudi Arabia LLC* Saudi Arabia Allergan d.o.o. Beograd Serbia AbbVie Operations Singapore Pte. Ltd. Singapore AbbVie Pte. Ltd. Singapore Allergan Singapore Pte. Ltd. Singapore AbbVie Holdings s.r.o. Slovakia AbbVie s.r.o. Slovakia AbbVie Biofarmacevtska druzba d.o.o. Slovenia AbbVie (Pty) Ltd. South Africa Allergan Pharmaceuticals (Proprietary) Limited South Africa AbbVie Spain, S.L. Spain AbbVie AB Sweden AbbVie AG Switzerland

AbbVie Biopharmaceuticals GmbH Switzerland Pharmacyclics Switzerland GmbH Switzerland VarioRaw Percutive GmbH (In Voluntary Liquidation) Switzerland Warner Chilcott Pharmaceuticals S à rl Switzerland Allergan Pharmaceuticals Taiwan Co. Ltd. Taiwan AbbVie Ltd. (In Voluntary Liquidation) Thailand Allergan (Thailand) Limited Thailand AbbVie Sarl Tunisia AbbVie Tıbbi İlaçlar Sanayi ve Ticaret Limited Şirketi Turkey Allergan Ilaclari Ticaret Anonim Sirketi Turkey Allergan Ukraine LLC Ukraine Allergan Middle East Limited United Arab Emirates AbbVie Australasia Holdings Limited United Kingdom AbbVie Biotherapeutics Limited United Kingdom AbbVie Investments Limited United Kingdom

AbbVie Ltd United Kingdom AbbVie Trustee Company Limited United Kingdom AbbVie UK Holdco Limited United Kingdom Akarna Therapeutics, Limited United Kingdom Allergan Holdco UK Limited United Kingdom Allergan Holdings Limited United Kingdom Allergan Limited United Kingdom DJS Antibodies Ltd United Kingdom LifeCell EMEA Limited (In voluntary liquidation) United Kingdom Renable Pharma Ltd. (In voluntary liquidation) United Kingdom Zeltiq Limited (In voluntary liquidation) United Kingdom AbbVie S.A. Uruguay AbbVie Pharmaceuticals SCA. Venezuela * Ownership of such subsidiary is less than 100% by AbbVie or an AbbVie subsidiary